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                                                                    Exhibit (23)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of New York Telephone Company on Form S-3 (File No. 33-50615) of our report dated February 8, 1995, on our audits of the consolidated financial statements and consolidated financial statement schedule of New York Telephone Company as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.



                                  Coopers & Lybrand L.L.P.



New York, New York
March 24, 1995